EXHIBIT 23.8

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statements File Nos. 33-38621, 33-80582, 33-59497 and 333-08139.

DAESUNG ACCOUNTING CORPORATION

Correspondent Firm of
GRANT THORNTON International

March 20, 2003